Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                  Unit I

Email larryodonnellcpa@comcast.net                                                                     Aurora, Colorado    80014

www.larryodonnellcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated October 13, 2009 on the financial statements of Blugrass Energy, Inc. as of June 30, 2009 and for the year then ended which is included in this Form S-8 of Blugrass Energy, Inc. and to the reference to my Firm under the caption “Financial Statements” in the Form S-8.

/s/ Larry O'Donnell, CPA, P.C.

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Larry O'Donnell, CPA, P.C.

May 26, 2010

Aurora, Colorado